                                                                  Exhibit (A)(1)

                        National Life Insurance Company

                              Montpelier, Vermont

     I, Jean K. Landolt, Assistant Secretary of the Corporation of National Life Insurance Company, hereby certify that the attached resolution is a true copy of a resolution adopted by the Board of Directors of National Life Insurance Company at a meeting duly called and held on February 1, 1985. I further certify that this resolution has not been rescinded or amended and remains in full force and effect on the date hereof.

     In witness whereof, I have hereunto subscribed my official signature and set the seal of the Corporation this 24th day of April, 1995.

                                        /s/ Jean K. Landolt
                                        ----------------------------
                                              Jean K. Landolt
                                   Assistant Secretary of the Corporation

                        NATIONAL LIFE INSURANCE COMPANY

BE IT RESOLVED, that the Company, pursuant to the provisions of 3855 of Title 8 of the Vermont Statutes Annotated, hereby establishes a separate account designated, "National Variable Life Insurance Account" ("Variable Account") for the following use and purposes, and subject to such conditions as hereinafter set forth:

FURTHER RESOLVED, that Variable Account shall be established for the purpose of providing for the issuance by the Company of such variable life or such other contracts ("Contracts") as the Executive Committee may designate for such purpose and shall constitute a separate account into which are allocated amounts paid to or held by the Company under such Contracts; and

FURTHER RESOLVED, that the income, gains and losses, whether or not realized, from assets allocated to Variable Account shall, in accordance with the Contracts, be credited to or charged against such account without regard to other income, gains, or losses of the Company; and

FURTHER RESOLVED, that the fundamental investment policy of Variable Account shall be to invest or reinvest the assets of Variable Account in securities issued by investment companies registered under the Investment Company Act of 1940 as may be specified in the respective Contracts; and

FURTHER RESOLVED, that five investment divisions be, and hereby are established within Variable Account to which net payments under the Contracts will be allocated in accordance with instructions received from contractholders, and that the Executive Committee be, and hereby is, authorized to increase or decrease the number of investment divisions in Variable Account as it deems necessary or appropriate; and

FURTHER RESOLVED, that each such investment division shall invest only in the shares of a single mutual fund or a single mutual fund portfolio of an investment company organized as a series fund pursuant to the Investment Company Act of 1940; and

FURTHER RESOLVED, that the Chairman and the President and any Vice Chairman be, and they hereby are, authorized to deposit such amount in Variable Account or in each investment division thereof as may be necessary or appropriate to facilitate the commencement of the Account's operations; and

FURTHER RESOLVED, that the Chairman and the President and any Vice Chairman be, and they hereby are, authorized to transfer funds from time to time between the Company's general account and Variable Account as deemed necessary or appropriate and consistent with the terms of the Contracts; and

FURTHER RESOLVED, that the Executive Committee of the Company be, and is hereby, authorized to change the designation of Variable Account to such other designation as it may deem necessary or appropriate; and

FURTHER RESOLVED, that the appropriate officers of the Company, with such assistance from the Company's auditors, legal counsel and independent consultants or others as they may require, be, and they hereby are, authorized and directed to take all action necessary to: (a) Register Variable Account as a unit investment trust under the Investment Company Act of 1940, as amended;
(b) Register the Contracts in such amounts, which may be an indefinite amount, as the Officers of the Company shall from time to time deem appropriate under the Securities Act of 1933; and (c) Take all other actions which are necessary in connection with the offering of said Contracts for sale and the operation of Variable Account in order to comply with the Investment Company Act of 1940, the Securities Exchange Act of 1934, the Securities Act of 1933, and other applicable federal laws, including the filing of any amendments to registration statement, and undertakings, and any applications for exemptions from the Investment Company Act of 1940 or other applicable federal laws as the Officers of the Company shall deem necessary to appropriate; and

FURTHER RESOLVED, that the Chairman, the President and any Vice Chairman and the Vice President and General Counsel, and each of them with full power to act without the others, hereby are severally authorized and empowered to prepare, execute, in person or by attorney-in-fact, and cause to be filed with the Securities and Exchange Commission on behalf of Variable Account, and by the Company as sponsor and depositor a Form of Notification of Registration Statement under the Securities Act of 1933 registering the Contracts, and any and all amendments to the foregoing on behalf of Variable Account and the Company and on behalf of and as attorneys for the principal executive officer and/or the principal financial officer and/or the principal accounting officer and/or any other officer of the Company; and

FURTHER RESOLVED, that the Vice President and General Counsel, Alden Guild, is hereby appointed as agent for service under any such registration statement duly authorized to receive communications and notices from the Securities and Exchange Commission with respect thereto; and

FURTHER RESOLVED, that the appropriate Officers of the Company be, and they hereby are, authorized on behalf of Variable Account and on behalf of the Company to take any and all action that they may deem necessary or advisable in order to sell the Contracts, including any registrations, filings and qualifications of the Company, its officers, agent and employees, and the Contracts under the insurance and securities laws of any of the states of the United States of America or other jurisdictions, and in connection therewith to prepare, execute, deliver and file all such applications, reports, covenants, resolutions, applications for exemptions, consents to service of process and other papers and instruments as may be required under such laws, and to take any and all further action which said officers or counsel of the Company may deem necessary or desirable (including entering into whatever agreements and contracts may be necessary) in order to maintain such registrations or qualifications for as long as said officers or counsel deem it to be in the best interests of Variable Account and the Company; and

FURTHER RESOLVED, that the Chairman, President, any Vice Chairman and the Vice President and General Counsel of the Company be, and they hereby are, authorized in the names and on behalf of Variable Account and of the Company to execute and file irrevocable written consents on the part of Variable Account and of the Company to be used in such states wherein such consents to service of process may be requisite under the insurance or securities laws therein in connection with said registration or qualification of Contracts and to appoint the appropriate state official, or such other person as may be allowed by said insurance or securities laws, agent of Variable Account and of the Company for the purpose of receiving and accepting process; and

FURTHER RESOLVED, that the Chairman, President and any Vice Chairman of the Company be, and hereby is, authorized to establish procedures under which the Company will institute procedures for providing voting rights for owners of such Contracts with respect to securities owned by Variable Account; and

FURTHER RESOLVED, that the Chairman, President and any Vice Chairman of the Company is hereby authorized to execute such agreement or agreements as deemed necessary and appropriate (i) with Equity Services, Inc., (ESI) or other qualified entity under which ESI or such other entity will be appointed principal underwriter and distributor for the Contracts and (ii) with one or more qualified banks or other qualified entities to provide administrative and/or custodial services in connection with the establishment and maintenance of Variable Account and the design, issuance, and administration of the Contracts; and

FURTHER RESOLVED, that, since it is expected that Variable Account will invest in the securities issued by one or more investment companies, the appropriate officers of the Company are hereby authorized to execute whatever agreement or agreements as may be necessary or appropriate to enable such investments to be made; and

FURTHER RESOLVED, that the appropriate officers of the Company, and each of them, are hereby authorized to execute and deliver all such documents and papers and to do or cause to be done all such acts and things as he may deem necessary or desirable to carry out the foregoing resolutions and the intent and purposes thereof.